Exhibit 99.1

5995 Plaza Drive
Cypress, California 90630
Tel. (800) 631-0969

News Release

CONTACT:	Tyler Mason	Suzanne Shirley
	Media Relations	Investor Relations
	(714) 226-3530	(714) 226-3470

PacifiCare Health Systems Reports 3rd Quarter 2003 EPS
of $1.72

•	Third quarter reported EPS rises 43% from prior year

•	Reported net income up 54% year-over-year

•	Full-year 2003 EPS guidance raised to $6.52-$6.57

•	Consolidated MLR improves 190 basis points to 83.6%

•	Commercial MLR better by 370 basis points at 83%

•	Commercial membership rose by 6,500 sequentially

CYPRESS, Calif., November 5, 2003 — PacifiCare Health Systems, Inc. (NYSE: PHS), today announced that reported net income for the third quarter ended September 30, 2003 was $67.5 million, or $1.72 per diluted share. This is a 54% increase from reported net income of $43.8 million, or $1.20 per diluted share, in the third quarter of 2002. Earnings per diluted share rose 43% year-over-year.

“With yet another quarter of significant operational improvement, we’re especially pleased with the fact that third quarter results were driven by a 370 basis point reduction in our commercial medical loss ratio compared with the same quarter last year,” said President and Chief Executive Officer Howard Phanstiel. “Along with the continued successful management of our

1

Medicare+Choice business, the third quarter results demonstrated additional positive momentum in our commercial business as we head into 2004. In light of these results and despite a significant increase in the weighted average shares of stock outstanding, largely related to our convertible debt, we are once again raising our 2003 EPS guidance from $6.45 to $6.55 to a range of $6.52 to 6.57.”

Revenue and Membership

Third quarter 2003 revenue of $2.7 billion was 1% below the same quarter a year ago, primarily due to an expected 10% decrease in total medical membership. This was partially offset by significant year-over-year increases in commercial revenue yields per member per month (PMPM) of 17%, as well as increases in senior revenue yields PMPM of 3%. Commercial membership at September 30, 2003 rose by 6,500 compared with the prior quarter, and was down 9% year-over-year due mainly to the loss of the CalPERS account as of January 1st of this year. Medicare+Choice membership was down 12% from the third quarter last year, primarily as a result of market exits and benefit reductions that also became effective on January 1st.

Specialty and Other revenue grew 22% year-over-year, primarily due to the continued strong performance of the company’s pharmacy benefit management subsidiary, Prescription Solutions. Prescription Solutions’ unaffiliated membership has risen by 693,000 (51%) over the third quarter of last year. PacifiCare Behavioral Health’s unaffiliated membership has grown by 350,000 members (24%) over the third quarter last year.

Health Care Costs

The consolidated medical loss ratio (MLR) of 83.6% decreased 190 basis points from the third quarter of 2002 and decreased 20 basis points sequentially. The private sector MLR, which is composed of commercial and Medicare Supplement members, decreased 360 basis points year-over-year and 120 basis points sequentially to 82.7%. The government sector MLR, which includes Medicare+Choice membership, was down 30 basis points from the third quarter last year and increased 90 basis points from the prior quarter, to 84.6%. However, after considering the changes to health care cost estimates related to 2002 and earlier periods that benefited earnings in the prior quarter, the third quarter MLR was flat sequentially.

2

Selling, General & Administrative Expenses

The SG&A expense ratio of 13.4% for the third quarter of 2003 increased by 20 basis points year-over-year, and was up 70 basis points sequentially. The year-over-year increase in this ratio was primarily the result of lower Medicare+Choice revenues related to the reduction in senior membership. The sequential increase was primarily due to increased expenditures related to the development of new products, marketing and advertising, the write-off of obsolete software and hardware and litigation expenses.

Other Financial Data

Medical claims and benefits payable (MCBP) totaled $1.04 billion at September 30, 2003, which was comparable with the prior quarter, while the IBNR component of MCBP increased slightly in the third quarter. Days claims payable for the third quarter compared with the second quarter decreased slightly to 42.4 days from 42.9 days. After excluding the non-risk, capitated portion of the company’s business, days claims payable decreased less than one day, from 75.6 days to 74.8 days. “The slight overall decrease in days claims payable reflects periodic payments made to capitated providers in connection with contractual risk-sharing agreements,” said Executive Vice President and Chief Financial Officer Gregory W. Scott.

Conference Call, Webcast and Website Information

PacifiCare will host a conference call and webcast on Wednesday, November 5, 2003 at 2:00 PM Pacific time, 5:00 PM Eastern, to discuss this release in further detail. Interested parties can access the live conference by dialing (888) 390-7303 (1-800-3537-6216 for international calls), passcode “PacifiCare”. A replay of the call will be available through November 27, 2003 at (888) 566-0073. Additionally, a live webcast of the call will be available at www.pacificare.com. Click on About PacifiCare, Investor Relations, and then Conference Calls to access the link. In accordance with Regulation G, a reconciliation of GAAP results to non-GAAP measurements referred to in this release and during the conference call will be posted with the earnings press release on our website.

3

Risk Factors Regarding Cautionary Statements

The statements in this news release, including those made by Howard G. Phanstiel and Gregory W. Scott that are not historical facts are cautionary statements within the meaning of the Federal securities laws, and may involve a number of risks and uncertainties. Such cautionary statements include, but are not limited to, those relating to commercial pricing, cost trends and profitability. Important factors that could cause results to differ materially from those expected by management include, but are not limited to, failure to implement programs to achieve expected membership targets as a result of increased premiums or benefit adjustments, inability to execute cost control strategies, including medical management programs, actual medical claims differing from current estimates, inability to maintain required capital levels at the company’s regulated subsidiaries, inability to maintain profitability and growth at the company’s specialty businesses, provider financial problems or bankruptcy, provider contracts oversight relations and other matters, unexpected increases in competition, new regulations or laws relating to capitation, Medicare reimbursements, benefit mandates, service, utilization management, provider contracts and similar matters, inability of proposed new portfolio offerings to improve membership and profitability, the inability to comply with existing bank covenants, and earnings dilution caused by potential conversion of the company’s convertible debt into common stock. Additional information on factors, risks, and uncertainties that could potentially affect our financial results may be found in documents filed with the Securities and Exchange Commission.

     PacifiCare Health Systems serves more than 3 million health plan members and approximately 9 million specialty plan members nationwide, and has annual revenues of about $11 billion. PacifiCare is celebrating its 25th anniversary as one of the nation’s largest consumer health organizations, offering individuals, employers and Medicare beneficiaries a variety of consumer-driven health care and life insurance products. Specialty operations include behavioral health, dental and vision, and complete pharmacy and medical management through its wholly owned subsidiary, Prescription Solutions. More information on PacifiCare Health Systems is available at www.pacificare.com.

4

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In thousands, except per-share amounts)	2003	2002 (1)	2003	2002 (1)

Revenue:
Commercial	$1,264,072	$1,201,617	$3,733,378	$3,584,003
Senior	1,334,318	1,452,814	4,059,687	4,478,589
Specialty and other	127,577	104,492	363,912	307,458
Net investment income	16,200	20,822	55,019	42,506

Total operating revenue	2,742,167	2,779,745	8,211,996	8,412,556
Expenses:
Health care services and other:
Commercial	1,056,512	1,052,143	3,156,147	3,148,404
Senior	1,130,124	1,231,019	3,427,000	3,917,067
Specialty and other	66,019	41,883	191,767	127,925

Total health care services	2,252,655	2,325,045	6,774,914	7,193,396

Selling, general and administrative expenses	364,257	364,705	1,041,100	995,348
Impairment, disposition, restructuring, Office of Personnel Management and other charges (credits), net	—	—	—	5,485

Operating income	125,255	89,995	395,982	218,327
Interest expense	(16,924)	(20,205)	(56,884)	(55,351)

Income before income taxes	108,331	69,790	339,098	162,976
Provision for income taxes	40,841	26,031	127,840	60,790

Income before cumulative effect of a change in accounting principle	67,490	43,759	211,258	102,186
Cumulative effect of a change in accounting principle	—	—	—	(897,000)

Net income (loss)	$67,490	$43,759	$211,258	$(794,814)

Weighted average common shares outstanding used to calculate basic earnings (loss) per share	36,925	35,521	36,468	35,068

Basic earnings (loss) per share:
Income before cumulative effect of a change in accounting principle	$1.83	$1.23	$5.79	$2.91
Cumulative effect of a change in accounting principle	—	—	—	(25.57)

Basic earnings (loss) per share	$1.83	$1.23	$5.79	$(22.66)

Weighted average common shares outstanding used to calculate diluted earnings (loss) per share (2)	39,210	36,398	38,243	35,068

Diluted earnings (loss) per share (2):
Income before cumulative effect of a change in accounting principle	$1.72	$1.20	$5.52	$2.91
Cumulative effect of a change in accounting principle	—	—	—	(25.57)

Diluted earnings (loss) per share	$1.72	$1.20	$5.52	$(22.66)

(1)	Presentation changes have been made to the September 30, 2002 to conform to the 2003 presentation.

(2)	Dilutive potential common shares are excluded from the calculation of the nine months ended September 30, 2002 loss per share because they are antidilutive.

OPERATING STATISTICS

Medical loss ratio:
Consolidated	83.6%	85.5%	84.1%	87.2%
Private — Commercial	83.0%	86.7%	84.0%	87.0%
Private — Senior	65.1%	51.6%	66.8%	52.4%
Private — Consolidated	82.7%	86.3%	83.7%	86.6%
Government — Senior	84.6%	84.9%	84.4%	87.7%
Government — Consolidated	84.6%	84.9%	84.4%	87.7%
Selling, general and administrative expenses as a percentage of operating revenue (excluding net investment income)	13.4%	13.2%	12.8%	11.9%
Operating income as a percentage of total revenue	4.6%	3.2%	4.8%	2.6%
Effective tax rate	37.7%	37.3%	37.7%	37.3%

PACIFICARE HEALTH SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)	Three Months Ended		Nine Months Ended
	September 30,		September 30,

(In thousands)	2003	2002 (1)	2003	2002 (1)

Operating activities:
Net income (loss)	$67,490	$43,759	$211,258	$(794,814)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Deferred income taxes	(18,414)	11,189	(12,119)	30,572
Loss (gain) on disposal of property, plant and equipment and other	15,665	1,149	18,345	(1,737)
Depreciation and amortization	11,768	12,760	34,465	38,083
Amortization of intangible assets	5,430	6,502	16,477	17,721
Stock based compensation expense	4,886	177	13,135	466
Tax benefit realized upon exercise of stock options	3,045	125	7,708	289
Amortization of notes receivable from sale of fixed assets	(1,424)	(789)	(4,188)	(2,291)
Amortization of capitalized loan fees	1,280	813	6,376	6,623
Provision for doubtful accounts	702	(3,360)	3,479	15,863
Amortization of discount on notes payable	109	61	327	109
Employee benefit plan contributions in treasury stock	—	3,005	1,363	9,586
Adjustment to cash received in purchase transaction	—	17	—	17
Cumulative effect of a change in accounting principle	—	—	—	897,000
Marketable and other securities impairment for other than temporary declines in value	—	—	—	12,543
Impairment, disposition, restructuring, Office of Personnel ` Management and other credits, net	—	—	—	5,485
Changes in assets and liabilities:
Receivables, net	18,629	8,286	(283)	45,235
Prepaid expenses and other assets	257	(6,596)	(29,923)	(14,536)
Medical claims and benefits payable	(21,600)	14,800	(6,200)	(34,600)
Accounts payable and accrued liabilities:
Payments for Office of Personnel Management settlement, net of amounts received	—	(248)	(10,000)	(54,123)
Other changes in accounts payable and accrued liabilities	20,206	96,547	66,817	101,733
Unearned premium revenue	(13,559)	987	(417,998)	(486,871)

Net cash flows provided by (used in) operating activities	$94,470	$189,184	$(100,961)	$(207,647)

Investing activities:
Purchase of marketable securities, net	$(34,243)	$(74,319)	$(136,617)	$(79,128)
Purchase of property, plant and equipment	(13,946)	(9,783)	(37,047)	(42,978)
(Purchase) sale of marketable securities — restricted	(704)	5,503	17,637	(75,661)
Proceeds from the sale of property, plant and equipment	—	4	21	12,412

Net cash flows used in investing activities	$(48,893)	$(78,595)	$(156,006)	$(185,355)

Financing activities:
Principal payments on FHP senior notes	$(43,250)	$(1,235)	$(43,250)	$(41,750)
Use of restricted cash collateral for payment of FHP senior notes	43,250	—	43,250	—
Proceeds from issuance of common and treasury stock	9,801	2,288	22,966	2,683
Payments on software financing agreement	(1,108)	—	(3,295)	—
Principal payments on senior credit facility	(38)	(30,206)	(150,585)	(491,784)
Proceeds from the sale of 10 3/4% senior notes, net of discount	—	109	—	497,254
Proceeds from senior credit facility	—	—	150,000	—
Loan fees	—	—	(6,949)	(32,539)
Deposits against letters of credit	—	—	—	(23,977)
Proceeds from draw down on equity commitment arrangement	—	—	—	8,928

Net cash flows provided by (used in) financing activities	$8,655	$(29,044)	$12,137	$(81,185)

Net increase (decrease) in cash and equivalents	$54,232	$81,545	$(244,830)	$(474,187)
Beginning cash and equivalents	652,627	422,027	951,689	977,759

Ending cash and equivalents	$706,859	$503,572	$706,859	$503,572

(1)	Presentation changes have been made to September 30, 2002 to conform to the 2003 presentation.

PACIFICARE HEALTH SYSTEMS, INC.

BALANCE SHEET DATA

(Unaudited)	September 30,	December 31,	September 30,
(in thousands)	2003	2002	2002

Assets:
Cash and equivalents and marketable securities	$2,042,058	$2,190,552	$1,709,383
Receivables, net	290,892	289,900	316,906
Property, plant and equipment, net	146,807	161,685	174,581
Goodwill and intangible assets, net	1,209,643	1,226,120	1,234,811
Other assets	404,077	382,876	366,882

Total assets	$4,093,477	$4,251,133	$3,802,563

Liabilities and equity:
Total medical claims and benefits payable	$1,038,300	$1,044,500	$1,061,300
Current portion of long-term debt	6,232	107,235	99,395
Long-term debt	787,067	731,961	669,562
Other liabilities	669,995	1,039,132	683,525
Total stockholders’ equity	1,591,883	1,328,305	1,288,781

Total liabilities and equity	$4,093,477	$4,251,133	$3,802,563

MEMBERSHIP DATA

	September 30,	December 31,	September 30,
	2003	2002	2002

Commercial:
HMO	2,002,400	2,252,000	2,296,400
PPO and indemnity	142,600	75,100	63,800
Employer self-funded	24,500	34,800	34,500

	2,169,500	2,361,900	2,394,700

Senior:
HMO and PPO	687,200	760,500	779,200
Medicare Supplement	26,200	15,600	15,400

	713,400	776,100	794,600

Total HMO and other membership	2,882,900	3,138,000	3,189,300

Pharmacy benefit management (A)	4,931,200	4,773,100	4,544,400
Behavioral health (B)	3,792,000	3,876,000	3,711,300
Dental and vision (B)	703,200	687,300	709,200

(A)	Pharmacy benefit management membership includes PacifiCare members that are in our commercial or senior HMO, PPO, indemnity, employer self-funded or Medicare Supplement plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(B)	Behavioral health, dental and vision membership includes PacifiCare members in our commercial and senior HMO that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.
Full Year and Fourth Quarter EPS Guidance for 2003 as of November 5, 2003

	Full Year 2003		Q4 2003

(in millions, except per share amounts)	High	Low	High	Low

Net Income	$256.9	$255.0	$45.7	$43.7
Interest Avoided, net of tax	0.6	0.6	0.6	0.6

Adjusted Net Income for Diluted EPS Calculation	$257.5	$255.6	$46.3	$44.3

WANS — on an as Converted Basis	39.2	39.2	43.3	43.3
WANS — Pre-Conversion	38.4	38.4	40.1	40.1

Diluted EPS — Based on WANS on an as Converted Basis	$6.57	$6.52	$1.07	$1.02
Diluted EPS — Pre-Conversion	6.69	6.64	1.14	1.09

Diluted EPS Impact from the Convertible Debentures	$0.12	$0.12	$0.07	$0.07

PacifiCare Health Systems, Inc.

Membership Information

	September 30, 2003			June 30, 2003			September 30, 2002

(in thousands)	Commercial	Senior	Total	Commercial	Senior	Total	Commercial	Senior	Total

Medical Membership:
HMO Membership
Arizona	144.9	86.1	231.0	144.6	86.4	231.0	148.4	89.0	237.4
California	1,330.0	348.8	1,678.8	1,331.0	354.7	1,685.7	1,567.0	395.2	1,962.2
Colorado	173.0	53.5	226.5	173.5	54.2	227.7	181.6	58.4	240.0
Guam	31.3	—	31.3	31.4	—	31.4	31.5	—	31.5
Nevada	24.7	25.6	50.3	23.1	25.9	49.0	24.5	28.1	52.6
Oklahoma	88.3	18.9	107.2	94.3	19.1	113.4	103.7	20.5	124.2
Oregon	61.6	24.4	86.0	62.1	24.6	86.7	71.5	25.6	97.1
Texas	80.5	76.0	156.5	86.9	77.4	164.3	103.8	106.1	209.9
Washington	68.1	53.1	121.2	69.4	53.6	123.0	64.4	56.3	120.7

Total HMO	2,002.4	686.4	2,688.8	2,016.3	695.9	2,712.2	2,296.4	779.2	3,075.6

Other Membership
PPO and indemnity	142.6	.8	143.4	120.1	—	120.1	63.8	—	63.8
Employer self-funded	24.5	—	24.5	26.6	—	26.6	34.5	—	34.5
Medicare supplement	—	26.2	26.2	—	25.6	25.6	—	15.4	15.4

Total other membership	167.1	27.0	194.1	146.7	25.6	172.3	98.3	15.4	113.7

Total HMO and other membership	2,169.5	713.4	2,882.9	2,163.0	721.5	2,884.5	2,394.7	794.6	3,189.3

	September 30, 2003			June 30, 2003			September 30, 2002

(in thousands)	PacifiCare	Unaffiliated	Total	PacifiCare	Unaffiliated	Total	PacifiCare	Unaffiliated	Total

Specialty Membership
Pharmacy benefit management (1)	2,882.9	2,048.3	4,931.2	2,884.5	2,144.3	5,028.8	3,189.3	1,355.1	4,544.4
Behavioral health (2)	1,956.1	1,835.9	3,792.0	1,989.0	1,766.6	3,755.6	2,225.6	1,485.7	3,711.3
Dental and vision (2)	458.1	245.1	703.2	458.7	239.0	697.7	454.6	254.6	709.2

(1)	Pharmacy benefit management PacifiCare membership represents members that are in our commercial or senior HMO, PPO, indemnity, employer self-funded or Medicare Supplement plans. All of these members either have a prescription drug benefit or are able to purchase their prescriptions utilizing our retail network contracts or our mail service.

(2)	Behavioral health, dental and vision PacifiCare membership represents members in our commercial and senior HMO that are also enrolled in our behavioral health, dental and/or vision plans.

PacifiCare Health Systems, Inc.
Percent of Health Care Services and Other Expenses
Capitated vs. Other Expenses
(Unaudited)

	Three Months Ended September 30,

	2003				2002

	Commercial		Senior		Commercial		Senior

	(dollars in millions)
Capitation Expense	$377	36%	$677	60%	$443	42%	$738	60%
All Other Health Care Services and Other Expenses	680	64%	453	40%	609	58%	493	40%

Total Health Care Services and Other Expenses	$1,057	100%	$1,130	100%	$1,052	100%	$1,231	100%

	Nine Months Ended September 30,

	2003				2002

	Commercial		Senior		Commercial		Senior

	(dollars in millions)
Capitation Expense	$1,128	36%	$2,047	60%	$1,363	43%	$2,280	58%
All Other Health Care Services and Other Expenses	2,028	64%	1,380	40%	1,785	57%	1,637	42%

Total Health Care Services and Other Expenses	$3,156	100%	$3,427	100%	$3,148	100%	$3,917	100%

PacifiCare Health Systems, Inc.
Changes in Medical Claims & Benefits Payable

(in thousands)

Balance June 30, 2003	$1,059,900
IBNR health care increases	1,576
Risk programs	(21,926)
<----- Decrease due primarily to annual settlements of provider risk sharing programs through payouts or by offsetting of risk
        program receivables against risk program liabilities that occur in the third quarter, offset by current year provider risk sharing program accruals.

All other changes	(1,250)

Balance September 30, 2003	$1,038,300

PacifiCare Health Systems, Inc.
Medical Claims and Benefits Payable (MCBP) Information

		Three months ended

		September 30, 2002	June 30, 2003	September 30, 2003

Commercial	Days in the quarter	92	91	92

A	MCBP ($000s) at end of period	$604,501	$669,017	$634,432
B	Total HMO and PPO commercial members (000s) at end of period	2,360	2,135	2,144
C=A/B	MCBP per member at end of period	$256.14	$313.36	$295.91
D=A/(Health care costs/Days in quarter)	Days claims payable	50.8	54.8	52.0
E	IBNR ($000s)	$400,179	$477,526	$472,724
F	Claims expense per day	$5,238	$6,147	$6,178
G=E/F	IBNR days claims payable	76.4	77.7	76.5
H	Days to turn claims (1) (2)	65.5	60.4	60.4

Senior

A	MCBP ($000s) at end of period	$456,799	$390,883	$403,868
B	Total HMO and Medicare Supplement members (000s) at end of period	795	722	713
C=A/B	MCBP per member at end of period	$574.59	$541.39	$566.43
D=A/(Health care costs/Days in quarter)	Days claims payable	34.1	31.3	32.9
E	IBNR ($000s)	$320,828	$274,875	$281,865
F	Claims expense per day	$4,056	$3,809	$3,915
G=E/F	IBNR days claims payable	79.1	72.2	72.0
H	Days to turn claims (1) (2)	58.8	52.6	52.6

Consolidated

A	MCBP ($000s) at end of period	$1,061,300	$1,059,900	$1,038,300
B	Total members (000s) at end of period	3,155	2,857	2,857
C=A/B	MCBP per member at end of period	$336.39	$370.98	$363.42
D=A/(Health care costs/Days in quarter)	Days claims payable	42.0	42.9	42.4
E	IBNR ($000s)	$721,006	$752,402	$754,589
F	Claims expense per day	$9,294	$9,956	$10,093
G=E/F	IBNR days claims payable	77.6	75.6	74.8
H	Days to turn claims (1) (2)	62.2	57.0	57.0
I	Days receipts on hand (3)	6.1	5.0	5.4

Note 1 — Excludes PPO, POS, Specialty Company and third party administered claims. These excluded claims do not materially impact the calculations.

Note 2 — September 30, 2003 days to turn claims assumes no further improvement in speed.

Note 3 — Excludes Specialty Company claims. These excluded claims do not materially impact the calculations.

PacifiCare Health Systems, Inc.
Medical Claims and Benefits Payable (MCBP) Information

	Q3 2003 compared to Q3 2002
Analysis	Commercial	Senior	Consolidated

Days to turn claims — September 30, 2003	60.4	52.6	57.0
Days to turn claims — September 30, 2002	65.5	58.8	62.2

Decrease in days to turn claims from September 30, 2002 to September 30, 2003	(5.1)	(6.2)	(5.2)
Q3 2002 claims expense per day ($000s)	$5,238	$4,056	$9,294

Expected IBNR decrease from improved speed of claims payments ($000s)	$(26,557)	$(24,985)	$(48,608)
Total members at September 30, 2002 (000s)	2,360	795	3,155

IBNR decrease per member from improved speed of claims payments	$(11.25)	$(31.43)	$(15.41)
MCBP per member at September 30, 2002	256.14	574.59	336.39

Expected MCBP per member Q3 2003 assuming improved speed of claims payments	$244.89	$543.16	$320.98

MCBP per member at September 30, 2003	$295.91	$566.43	$363.42

MCBP per member increase over prior year (trend covered)	20.8%	4.3%	13.2%

Compares To:
Health care cost per member — Three months ended September 30, 2002	$153.53	$513.14	$244.10
Health care cost per member — Three months ended September 30, 2003	$174.50	$526.37	$262.55
Health care cost increase per member over third quarter of prior year	13.7%	2.6%	7.6%

PacifiCare Health Systems, Inc.
Medical Loss Ratio Information
(unaudited)

(amounts in millions)

	COMMERCIAL			SENIOR			TOTAL

		Health Care			Health Care			Health Care
		Services			Services			Services
	Premiums	Expenses	MLR	Premiums	Expenses	MLR	Premiums	Expenses	MLR

YTD September 30, 2003:
Private Sector	$3,938.2	$3,307.3	84.0%	$57.6	$38.5	66.8%	$3,995.8	$3,345.8	83.7%
Government Sector	—	—	N/A	4,003.7	3,380.6	84.4%	4,003.7	3,380.6	84.4%
Consolidated	$3,938.2	$3,307.3	84.0%	$4,061.3	$3,419.1	84.2%	$7,999.5	$6,726.4	84.1%

Q3 2003:
Private Sector	$1,333.5	$1,106.6	83.0%	$20.7	$13.5	65.1%	$1,354.2	$1,120.1	82.7%
Government Sector	—	—	N/A	1,316.5	1,113.8	84.6%	1,316.5	1,113.8	84.6%
Consolidated	$1,333.5	$1,106.6	83.0%	$1,337.2	$1,127.3	84.3%	$2,670.7	$2,233.9	83.6%

YTD September 30, 2002:
Private Sector	$3,786.2	$3,293.5	87.0%	$37.4	$19.6	52.4%	$3,823.6	$3,313.1	86.6%
Government Sector	—	—	N/A	4,438.4	3,891.1	87.7%	4,438.4	3,891.1	87.7%
Consolidated	$3,786.2	$3,293.5	87.0%	$4,475.8	$3,910.7	87.4%	$8,262.0	$7,204.2	87.2%

Q3 2002:
Private Sector	$1,269.6	$1,100.3	86.7%	$12.8	$6.6	51.6%	$1,282.4	$1,106.9	86.3%
Government Sector	—	—	N/A	1,439.1	1,222.3	84.9%	1,439.1	1,222.3	84.9%
Consolidated	$1,269.6	$1,100.3	86.7%	$1,451.9	$1,228.9	84.6%	$2,721.5	$2,329.2	85.5%

PacifiCare Health Systems, Inc.

Reconciliation of Non-GAAP Measures

Non-GAAP Measures

We utilize certain non-GAAP measures to evaluate our performance and consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States of America. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies.

Medical Loss Ratio Premiums and Health Care Services Expenses

The following sets forth a reconciliation of premium revenues and health care services expenses used in the calculation of our medical loss ratio to the revenue and health care services and other expenses (which is the closest GAAP financial measure) as shown on the consolidated statements of operations:

	Three Months Ended		Nine Months Ended
(amounts in millions)	September 30,		September 30,

	2003	2002	2003	2002

Commercial:
Commercial revenue	$1,264.1	$1,201.6	$3,733.4	$3,584.0
Net effect of specialty premiums, administrative service fee revenue and eliminations	69.4	68.0	204.8	202.2

Consolidated commercial premiums	$1,333.5	$1,269.6	$3,938.2	$3,786.2

Commercial health care services and other expenses	$1,056.5	$1,052.1	$3,156.1	$3,148.4
Net effect of specialty health care services and other expenses and eliminations	50.1	48.2	151.2	145.1

Consolidated health care services expenses related to consolidated commercial premiums	$1,106.6	$1,100.3	$3,307.3	$3,293.5

Senior:
Senior revenue	$1,334.3	$1,452.8	$4,059.7	$4,478.6
Net effect of specialty premiums, administrative service fee revenue and eliminations	2.9	(0.9)	1.6	(2.8)

Consolidated senior premiums	$1,337.2	$1,451.9	$4,061.3	$4,475.8

Senior health care services and other expenses	$1,130.1	$1,231.0	$3,427.0	$3,917.1
Net effect of specialty health care services and other expenses and eliminations	(2.8)	(2.1)	(7.9)	(6.4)

Consolidated health care services expenses related to consolidated senior premiums	$1,127.3	$1,228.9	$3,419.1	$3,910.7